AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 19, 2003
                                                           Registration No. 333-
================================================================================
                       Securities and Exchange Commission
                             Washington, D.C. 20549
                                 ---------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
                                  IDACORP, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

            Idaho                                              82-0505802
 (State or Other Jurisdiction    ---------------             (I.R.S. Employer
     of Incorporation or                                  Identification Number)
         Organization)
                             1221 West Idaho Street
                             Boise, Idaho 83702-5627
                                 (208) 388-2200
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)
                                 ---------------

    Jan B. Packwood             Darrel T. Anderson       Robert W. Stahman, Esq.
     President and                Vice President,            Vice President,
        Chief                     Chief Financial            General Counsel
  Executive Officer           Officer and Treasurer           and Secretary
     IDACORP, Inc.                IDACORP, Inc.               IDACORP, Inc.
1221 West Idaho Street        1221 West Idaho Street      1221 West Idaho Street
Boise, Idaho 83702-5627      Boise, Idaho 83702-5627     Boise, Idaho 83702-5627
    (208) 388-2200                (208) 388-2200              (208) 388-2200

         (Names, Addresses, Including Zip Codes, and Telephone Numbers,
                  Including Area Codes, of Agents for Service)
                                 ---------------
                                   Copies to:
                            Elizabeth W. Powers, Esq.
                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                              125 West 55th Street
                            New York, New York 10019
                                 (212) 424-8000
                                 ---------------
     Approximate date of commencement of proposed sale to the public: On and after the effective date of this registration statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /_____________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /___________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE
---------------------------------- -------------------- ------------------------- -------------------------- -----------------
Title of Each Class of             Amount to be         Proposed Maximum          Proposed Maximum           Amount of
Securities to be Registered        Registered (1)       Offering Price Per Unit   Aggregate Offering Price   Registration Fee
                                                        (2)                       (2)
---------------------------------- -------------------- ------------------------- -------------------------- -----------------
Common Stock, without par value    2,500,000 Shares     $21.56                    $53,900,000                $4,361
---------------------------------- -------------------- ------------------------- -------------------------- -----------------
Preferred Share Purchase Rights
(3)                                2,500,000 Rights                --                        --                     --
---------------------------------- -------------------- ------------------------- -------------------------- -----------------

(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.

(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c), based on the average of the high and low prices of the Company's common stock as reported in the consolidated reporting system on March 14, 2003.

(3) Since no separate consideration is paid for the preferred share purchase rights, the registration fee is included in the common stock fee.

     Pursuant to Rule 429, the prospectus filed as part of this registration statement is being filed as a combined prospectus in connection with this registration statement and registration statement File No. 333-65698.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act or until this registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

================================================================================

                   Subject to Completion, dated March 19, 2003

PROSPECTUS
                                   [ ] Shares
                                  IDACORP, Inc.
                  Dividend Reinvestment and Stock Purchase Plan
                                  Common Stock
                                  -------------

     The IDACORP Dividend Reinvestment and Stock Purchase Plan is a simple and convenient method of purchasing IDACORP common stock. The plan is open to:

     o    our common shareholders

     o    residential customers of Idaho Power Company and

     o other investors who may participate by making an initial investment in our common stock of at least $200 but not more than $20,000.

     Once you are enrolled in the plan, you may:

     o    reinvest dividends on some or all of your common stock

     o    make optional cash payments to purchase additional common stock

     o    sell common stock through the plan and

     o    deposit common stock certificates for safekeeping.

     We will reinvest dividends on all common stock held in your plan account.

     Our common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol "IDA". The reported last sale price of our common stock on the New York Stock Exchange on __________, 2003 was $___ per share.

     Our executive offices are located at 1221 West Idaho Street, Boise, Idaho 83702-5627, and our telephone number is (208) 388-2200.

     To the extent required by applicable law in certain jurisdictions, shares of common stock offered under the plan to persons not presently shareholders are offered through Wells Fargo Investments, LLC.

                                  -------------

     Please review the risk factors that we have disclosed in our public filings under the Securities Exchange Act of 1934, as amended. You should also review the documents incorporated by reference in this prospectus for additional information you should consider.

     Please read this prospectus carefully before investing and retain it for future reference. We cannot assure you of a profit or protect you against a loss on the shares of common stock you purchase under the plan.

                                  -------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                          , 2003
                                ----------

                               CHANGES TO THE PLAN

     We have amended and restated our Dividend Reinvestment and Stock Purchase Plan. The amendments to the plan permit investors who are not already common shareholders of IDACORP or residential customers of Idaho Power Company to make initial investments in our common stock through the plan. In addition, optional cash payments may be made and will now be invested on a monthly basis, rather than quarterly. Shareholders may also send their common stock certificates to us for safekeeping.

     The amended and restated plan is effective on July 1, 2003.

     All participants in the old plan will automatically continue in the amended plan. If you are a participant in the old plan and, after reviewing this prospectus, you do not wish to continue participation in the plan, please contact us.

                           FORWARD-LOOKING INFORMATION

     In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, we are hereby filing cautionary statements. These cautionary statements should be read with the cautionary statements and risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2002 in Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations and in any other reports that we file pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated in this prospectus by reference. These cautionary statements identify important factors that could cause our actual results to differ materially from those projected in forward-looking statements made by us or incorporated by reference in this prospectus or any prospectus supplement, in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance are not statements of historical facts and may be forward-looking. These statements often, but not always, use words or phrases such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "will likely result," "will continue" or similar expressions. Forward-looking statements involve estimates, assumptions and uncertainties and are qualified in their entirety by reference to, and are accompanied by, the following important factors. These factors are difficult to predict, contain uncertainties, are beyond our control and may cause actual results to differ materially from those contained in forward-looking statements:

     o changes in governmental policies and regulatory actions, including those of the Federal Energy Regulatory Commission, the Idaho Public Utilities Commission, and the Oregon Public Utility Commission with respect to allowed rates of return, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of plant facilities, recovery of purchased power and other capital investments, and present or prospective wholesale and retail competition, including but not limited to retail wheeling and transmission costs, and other refund proceedings

     o    litigation resulting from the energy situation in the western United
          States

     o    economic, geographic and political factors and risks

     o changes in and compliance with environmental and safety laws and policies

     o    weather variations affecting customer energy usage

     o    operating performance of plants and other facilities

     o    changes in environmental conditions and requirements

     o    system conditions and operating costs

     o    population growth rates and demographic patterns

     o    pricing and transportation of commodities

     o market demand and prices for energy, including structural market changes

     o    changes in capacity and fuel availability and prices

     o    changes in tax rates or policies, interest rates or rates of inflation

     o    changes in actuarial assumptions

     o    adoption of or changes in critical accounting policies or estimates

     o exposure to operational, market and credit risk in energy trading and marketing operations

     o    changes in operating expenses and capital expenditures

     o    capital market conditions

     o    rating actions by Moody's Investor Service, Standard & Poor's and
          Fitch

     o    competition for new energy development opportunities

     o the results of financing efforts, including our ability to obtain financing on favorable terms, which can be affected by various factors, including our credit ratings and general economic conditions

     o    natural disasters, acts of war or terrorism

     o legal and administrative proceedings, whether civil or criminal, and settlements that influence our business and profitability and

     o new accounting or Securities and Exchange Commission requirements, or new interpretations or applications of existing requirements.

     Any forward-looking statement speaks only as of the date on which we make the statement. New factors emerge from time to time; we cannot predict all factors or assess the impact of any such factors on our business, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

                                  ABOUT IDACORP

     We are a successor registrant to, and a holding company owning all of the outstanding common shares of, Idaho Power Company. Idaho Power is an electric utility incorporated under the laws of the state of Idaho in 1989 as successor to a Maine corporation organized in 1915. Idaho Power is engaged in the generation, purchase, transmission, distribution and sale of electric energy in an approximately 20,000-square-mile area in southern Idaho and eastern Oregon, with an estimated population of 855,000. Idaho Power holds franchises in 70 cities in Idaho and nine cities in Oregon and holds certificates from the respective public utility regulatory authorities to serve all or a portion of 25 counties in Idaho and three counties in Oregon. Idaho Power owns and operates 17 hydroelectric power plants and one natural gas-fired plant and shares ownership in three coal-fired generating plants. Idaho Power relies heavily on hydroelectric power for its generating needs and is one of the nation's few investor-owned utilities with a predominantly hydroelectric generating base.

     Our other principal operating subsidiary, IDACORP Energy, a marketer of electricity and natural gas, announced in 2002 that it is winding down its operations.

     Our other operating subsidiaries include:

     o    Ida-West Energy -- developer and manager of independent power projects

     o    IdaTech -- developer of integrated fuel cell systems

     o IDACORP Financial Services -- affordable housing and other real estate investments

     o    Velocitus -- commercial and residential Internet service provider

     o    IDACOMM -- provider of telecommunications services.

     The amount and timing of dividends payable on our common stock are within the sole discretion of our board of directors. The board reviews the dividend quarterly to determine its appropriateness in light of our financial position and results of operations, legislative and regulatory developments affecting the electric utility industry in general and Idaho Power Company in particular, competitive conditions and any other factors the board considers relevant. Our ability to pay dividends on our common stock is dependent upon dividends paid to us by our subsidiaries, primarily Idaho Power Company.

                                    THE PLAN

Purpose of the Plan

     What is the purpose of the plan?

     The purpose of the plan is to provide our common shareholders, Idaho Power Company residential customers and other investors with a convenient and economical method of investing in our common stock.

Eligibility

     Who is eligible to participate in the plan?

     Common shareholders, Idaho Power residential customers and other interested investors may participate in the plan.

     o If you currently own our stock. If you already own shares of our common stock and the shares are registered in your name, you may join the plan by returning a completed authorization form to us at the address set forth below under "Administration".

          If your shares are held in a brokerage, bank or other intermediary account, and you wish to participate directly in the plan, you should instruct your broker, bank or trustee to register some or all of your shares of our common stock directly in your name. You may also participate in the plan indirectly by requesting your broker, bank or trustee to participate on your behalf.

     o If you are an Idaho Power residential customer. If you are an Idaho Power residential customer, you may participate in the plan by making an initial investment in our common stock of at least $10 but not more than $20,000. You should return the completed authorization form with your check or money order payable to IDACORP, Inc. at the address set forth below under "Administration".

     o If you do not currently own our common stock and are not an Idaho Power residential customer. If you do not currently own any of our common stock and are not an Idaho Power residential customer, you may participate in the plan by making an initial investment in our common stock of at least $200 but not more than $20,000. All U.S. citizens and non-U.S. residents are eligible to participate in the plan, whether they are current shareholders or not. In all cases, however, investments must be made in U.S. currency drawn on a U.S. bank. Prior to investing in our common stock, each participant is responsible for reviewing the applicable laws of his or her country of residence to determine if there are any restrictions on investment.

          You can get started in the plan by returning to Wells Fargo Bank Minnesota, N.A., which will administer enrollments for new investors, at the address set forth below under "Administration," a completed authorization form, along with your check or money order payable to Wells Fargo. Wells Fargo will arrange for the purchase of shares for your account.

     o If you are already enrolled. If you are currently enrolled in our existing dividend reinvestment and stock purchase plan and do not want to change your participation options, no further action is required for your continued participation. However, if you wish to change your participation in any way, you must submit a new authorization form to us at the address set forth below under "Administration".

Advantages

     What are the advantages of the plan?

     o The plan provides participants with a simple and regular method of purchasing our common stock.

     o Since the plan provides for aggregated purchases of our common stock, brokerage commissions on purchases of shares on the open market should be lower than commissions you would ordinarily pay if you purchased shares directly. We may negotiate the amount of the brokerage commissions from time to time.

     o Unless you so request, you will not receive any certificates for shares of common stock you purchase under the plan. This relieves you of the responsibility for the safekeeping of multiple certificates and protects you against loss, theft or destruction of stock certificates.

     o You may send your certificates for shares of IDACORP common stock that you hold to us for safekeeping.

     o Each quarter, or more frequently if you make optional cash payments, you will receive a statement of your plan account, providing a simplified method of record keeping.

     o Full investment of funds is possible under the plan because it permits fractions of shares, as well as full shares, to be credited to your plan account and dividends are calculated on both full and fractional shares.

     What are the disadvantages of the plan?

     Before deciding whether to participate in the plan, you should consider the following disadvantages of the plan:

     o You will not be able to time precisely your purchases through the plan and will bear the market risk associated with fluctuations in the price of our common stock pending investment of funds under the plan.

     o You will not earn interest on funds held pending their investment. o Your investment of cash dividends will result in your being treated for federal income tax purposes as having received a dividend on the dividend payment date, to the extent of our earnings and profits. You may have to pay income tax on the dividend even though the dividend is reinvested and does not provide cash to pay the tax.

     o You will not know the actual number of shares of common stock bought for your account until after the applicable investment date.

     o Because the broker will buy shares of common stock for your account at an average price per share, the price paid for your shares on any date may be greater than the price at which shares of our common stock are then trading.

     o Sales of shares of common stock held in your plan account may be delayed. You will bear the market risk pending sale of your shares pursuant to the plan.

     o You may not pledge shares of common stock credited to your plan account unless you withdraw such shares from the plan.

     o Plan accounts are not insured by the Securities Investor Protection Corporation, the Federal Deposit Insurance Corporation or any other entity.

Administration

     Who administers the plan?

     We administer the plan, except for initial investments in our common stock by new investors. Wells Fargo handles all new enrollments and initial investment in the plan by investors who are not currently registered owners of our common stock and who are not Idaho Power residential customers. Wells Fargo reserves the right to resign at any time upon reasonable notice to us, and we reserve the right to replace Wells Fargo or any successor upon reasonable notice.

     We process all enrollments in the plan, except as indicated above, receive all optional cash payments except in the case of initial payments from new investors, maintain records of your accounts, issue statements of accounts and perform other administrative duties related to the plan. We hold the common stock purchased through the plan and any common stock certificates that you deposit for safekeeping in your plan account as your agent. We send all optional cash payments promptly to a segregated escrow account that is independent of us and that is not subject to liens against us or to any bankruptcy proceedings against us. We do not believe that our serving as administrator of the plan causes any material risks to you.

     You may contact us about the plan at the following address:

                   IDACORP, Inc.
                   Shareowner Services Department
                   P.O. Box 70 Boise, Idaho 83707-0070
                   1-800-635-5406

     Initial investors may contact Wells Fargo about the plan as follows:

                   Wells Fargo Bank Minnesota, N.A.
                   Shareowner Services - IPS
                   P.O. Box 64856 St. Paul, MN 55164-0856
                   1-800-468-9716


     Who purchases and sells stock for the plan?

     An independent agent that we designate will make any open market purchases of common stock for the plan and will also, if requested, sell stock held in your plan account for you in the open market. Wells Fargo will designate a broker for open market purchases for initial investors.

Procedure for Enrolling - Authorization Form

     How do I enroll in the plan?

     If you are currently enrolled in the IDACORP Dividend Reinvestment and Stock Purchase Plan, you will automatically become a participant in the new plan. Your investment election will remain the same as under the old plan unless you submit a new authorization form electing different options.

     If you are a shareholder of record, you may enroll at any time by sending us an authorization form. There is no enrollment fee.

     If you are not a shareholder of record and you are a residential customer of Idaho Power Company, you may enroll by sending us an authorization form along with a check or money order payable to IDACORP, Inc. for at least $10 but not more than $20,000.

     If you are not a shareholder of record and are not an Idaho Power residential customer, you may enroll by sending Wells Fargo an authorization form along with a check or money order payable to Wells Fargo for at least $200 but not more than $20,000.

     If your shares are held in a brokerage, bank or other intermediary account, you may ask the record holder to enroll in the plan on your behalf or you may participate directly by instructing the record holder to register some or all of your shares in your name.

     You may obtain an authorization form by writing or calling us at the above address. Initial investors must contact Wells Fargo.

     What does the authorization form provide?

     The authorization form authorizes us, or Wells Fargo for initial investors, to enroll you in the plan. The authorization form also indicates how you want to participate in the plan.

     The following options are available to you:

     o Full Dividend Reinvestment and Optional Cash Payments. We reinvest dividends on all shares of common stock registered in your name. You may also make optional cash payments to purchase additional shares of common stock.

     o Partial Dividend Reinvestment and Optional Cash Payments. We reinvest dividends on only the number of shares of common stock registered in your name that you specify on the authorization form. We pay the dividend on the rest of the shares to you in cash. You may also make optional cash payments to purchase additional common stock.

     o Optional Cash Payments Only. We pay dividends on all shares of common stock registered in your name to you in cash. You may purchase common stock with optional cash payments when you choose.

     We will reinvest dividends on all shares held in your plan account, including any shares that you deposit for safekeeping.

Participation

     When does participation begin?

     For dividend reinvestment, if we receive your authorization form at least one business day before the record date for a dividend, we will begin reinvestment with that dividend.

     For optional cash payments or initial investments, if we, or in the case of initial investors, Wells Fargo, receive the payment five business days before the dividend payment date or, in any month in which dividends are not paid, five business days before the last business day of the month, the payment will be invested during the next investment period. You will not earn interest on any cash payments pending their investment into common stock.

     How do I change my method of participation?

     You may change your method of participation at any time by completing a new authorization form and returning it to us or by writing us. The change will become effective at the next record date for dividend reinvestment.

Initial Investment

     How do I make an initial investment?

     If you are not an IDACORP shareholder of record or an Idaho Power residential customer, you may still participate in the plan. You may enroll in the plan by sending Wells Fargo an authorization form along with a check or money order for at least $200 but not more than $20,000. The check or money order must be in U.S. currency payable to:

                      Wells Fargo Bank Minnesota, N.A.
                      Shareowner Services - IPS
                      P.O. Box 64856 St. Paul, MN 55164-0856
                      1-800-468-9716

Do not send cash, post-dated, third party or foreign checks.

Authorization forms may be obtained from Wells Fargo.

     Wells Fargo will return to you any initial investment that is less than the minimum or greater than the maximum amount permitted. If your check is returned unpaid to Wells Fargo, Wells Fargo will sell any shares purchased in reliance on the unpaid check. Wells Fargo may also sell shares in your account to reimburse itself for transaction fees for the purchase and sale plus any loss incurred on reselling the shares.

     When can I make initial investments?

     You may make initial investments at any time. Wells Fargo will invest initial investments during the next investment period, provided that Wells Fargo has received your enrollment form and the investment at least five business days prior to that investment period. For any month in which dividends are paid, the investment period begins on the dividend payment date. For any month in which dividends are not paid, the investment period begins on the last business day of the month.

     Because Wells Fargo does not pay interest on any amount held pending investment, we strongly recommend that you send in initial investments shortly before the cut-off date.

Optional Cash Payments

     How do I make optional cash payments?

     After you have enrolled in the plan, you may make optional cash payments to purchase common stock whether or not you reinvest your dividends. Optional cash payments must be at least $10 per payment and may not exceed $20,000 per month.

     You do not have to send in the same amount of money each time, and there is no obligation to make payments on a regular basis.

     You may make optional cash payments by sending a check or money order in U.S. currency payable to IDACORP, Inc. Do not send cash, post-dated, third party or foreign checks.

     We will return to you any optional cash payments that are less than the minimum or greater than the maximum amount permitted.

     If your check is returned unpaid to us, we will sell any shares purchased in reliance on the unpaid check. We may also sell shares in your account to reimburse us for transaction fees for the purchase and sale, plus any loss incurred on reselling the shares.

     When can I make optional cash payments?

     You may make optional cash payments at any time. We will invest optional cash payments during the next investment period, provided that we receive them at least five business days prior to that investment period. For any month in which dividends are paid, the investment period begins on the dividend payment date. For any month in which dividends are not paid, the investment period begins on the last business day of the month.

     Because we do not pay interest on any amounts we hold pending investment, we strongly recommend that you send in optional cash payments shortly before the cut-off date.

     You may stop investment of an optional cash payment, without withdrawing from the plan, if you notify us in writing no later than the cut-off date.

Investment Period - Source of Shares - Purchase Price

     When will funds be invested under the plan?

     Funds will be invested monthly under the plan.

Reinvested Dividends

Type of Purchase                          Investment Period
----------------                          -----------------

Original issue stock    On the dividend payment date for the common
                        stock--generally the last day of February and the 30th day of May, August and November.

Type of Purchase                          Investment Period
----------------                          -----------------

Open market purchases   Within 30 days after the dividend payment date. The
                        broker will determine the exact time of open market purchases.

Initial Investments and Optional Cash Payments

Type of Purchase                          Investment Period
----------------                          -----------------

Original issue stock    On the dividend payment date for the common stock -
                        generally the last day of February and the 30th day of May, August and November and on the last day of the month that is a business day in any month that we do not pay dividends.

Open market purchases   Within 30 days after the dividend payment date or the
                        last day of the month that is a business day in any month that we do not pay dividends. The broker will determine the exact time of open market purchases.

     If for any reason purchases are not made within 35 days, we or Wells Fargo will return your uninvested funds to you.

     What is the source of common stock for the plan?

     We decide on the source of common stock for the plan. If we use open market stock, the independent agent will purchase common stock on the open market. If we use original issue or treasury stock for the plan, the common stock will be purchased from us.

     Subject to certain limitations, the independent agent has full discretion as to all matters relating to open market purchases, including determination of the number of shares, if any, to be purchased on any day or at any time of day, the price paid for such shares, the markets on which such shares are purchased, including on any securities exchange, on the over-the-counter market or in negotiated transactions, and the persons, including other brokers and dealers, from or through whom such purchases are made. The independent agent, in its sole discretion, has the right to purchase original issue stock directly from us even if we have directed that the shares should be purchased in the open market if the independent agent cannot make all necessary open market purchases within the investment period.

     How many shares will be purchased for me?

     The number of shares purchased will depend on the dollar amount you are investing and the price of the common stock. We will credit your plan account with the number of shares, computed to three decimal places, equal to the total dollar amount invested, less brokerage commissions, divided by the weighted average price per share paid to buy the shares.

     You may not direct us to purchase a specific number of shares.

     What is the price of common stock purchased under the plan?

     The price of common stock purchased on the open market will be the weighted average price, including brokerage commissions, paid by the independent agent to buy the stock during that investment period.

     The price of common stock purchased directly from us will be the average of the reported high and low sales prices as reported on the consolidated transaction reporting system on the date of purchase.

Expenses to Participants

     What expenses do I pay in connection with the plan?

     We pay all costs of administering the plan. You pay a brokerage commission for any shares of common stock purchased or sold on the open market for your account.

     Brokerage commissions for the purchase and sale of common stock average $.04 per share.

Safekeeping of Certificates

     Can I send IDACORP common stock certificates to you for safekeeping?

     Yes. If you are a participant in the plan, you may send certificates for shares of IDACORP common stock that you hold to us for safekeeping at no cost. Send the certificates, unendorsed, to us at our address stated above, with a letter of instruction. All certificates should be sent registered mail, return receipt requested, and should be insured for 2% of their market value. The insurance covers the cost to you of having the certificates replaced if they are lost.

     These shares will be added to your plan account. Dividends on these shares will be automatically reinvested under the plan, and these shares will be treated in the same way as shares purchased under the plan.

Withdrawing or Selling Shares - Terminating Participation

     Can I withdraw shares from my plan account without terminating participation in the plan?

     Yes. You may withdraw any number of whole shares held in your plan account at any time. Please use the form on the back of your statement of account or write to us. We will issue a certificate to you without charge.

     Can I sell shares through the plan without terminating participation?

     Yes. You may sell any number of shares held in your plan account at any time. The independent agent will sell the stock for you at current market prices, and we will send you a check for the proceeds, less brokerage commission. If you sell all shares in your account, we will terminate your participation. If you sell fewer than all the shares, you will continue to participate in the plan, unless you choose to terminate.

     How do I terminate participation in the plan?

     You may terminate participation in the plan at any time by writing to us. We will issue you a certificate for the whole shares in your plan account and a cash payment, less brokerage commission, for any fractional share.

     Instead of receiving a stock certificate, you may sell your shares through the plan when you terminate participation. The independent agent will sell the stock for you at current market prices, and we will send you a check for the proceeds, less brokerage commission.

     If we receive your request to terminate plan participation at least five business days before a common stock dividend payment date, we will terminate your account and not reinvest the dividend. If we receive your request to terminate plan participation after that time, we will reinvest the dividend and terminate your participation promptly after that.

     We may, at our discretion, terminate any account that is less than one full share and pay you cash, less brokerage commission, for the fractional share. In addition, if you are unwilling to abide by the rules and provisions as set forth in this prospectus, we reserve the right to terminate your account at any time.

     In order to comply with escheatment laws, we reserve the right to terminate your participation when you become "lost" or we can no longer contact you. We will issue a certificate for whole shares in a "lost" participant plan account and sell the fractional share. We will hold the certificate and proceeds of the fractional share sale, less brokerage commission, until we can deliver them to you or until we must comply with escheatment requirements.

     If I terminate participation, may I re-enroll in the plan?

     Generally, you may re-enroll in the plan at any time. However, we reserve the right to reject an authorization form on any grounds, including excessive enrolling and termination.

Certificates for Shares -- Accounts -- Reports

     Will I receive certificates for shares purchased in the plan?

     No. We hold the shares purchased for you in your plan account. This service protects against loss, theft or destruction of stock certificates.

     In whose name will accounts be maintained and certificates registered when issued?

     Your plan account will be maintained in the name or names which appear on our shareholder records or in the name that you indicate on the authorization form.

     A certificate for shares, when delivered to you, will be registered in the name or names in which the account is maintained. If you request in writing, certificates can be registered and issued in names other than the account name, provided that your signature on the request is medallion guaranteed by a financial institution or a brokerage firm that is a member of the medallion signature guarantee program.

     What reports and other information will I receive?

     You will receive a statement of account quarterly after each dividend reinvestment and also after any initial investment, optional cash investment and any other plan transaction. These statements provide a record of the cost of your stock purchases. Please retain these statements for tax purposes.

     You will also receive the same communications as any other shareholder, including annual reports, notices of annual meetings and proxy statements, and income tax information for reporting dividends paid.

Other Information

     What happens when I sell or transfer all of the shares registered in my name?

     If you sell all shares of common stock registered in your name, we will, unless you instruct us otherwise, continue to reinvest the dividends on the shares credited to your plan account.

     If you transfer all shares of stock registered in your name into a new registration, we will not automatically transfer the plan account to the new registration. You must contact us to request a transfer of plan shares.

     What happens if IDACORP issues a stock dividend, declares a stock split or has a rights offering?

     We will credit your plan account with any shares distributed as a stock dividend or stock split on shares in your plan account. Stock dividends or splits on shares registered in your own name will be mailed directly to you.

     If we have a rights offering, we will sell such rights on the open market and credit your plan account with the net proceeds of the sale. The net proceeds will then be invested as an optional cash payment.

     A rights offering referred to in this question is not related to the preferred share purchase rights attached to the common stock.

     How do I vote my shares at meetings of shareholders?

     You will receive a proxy card for the whole shares credited to your plan account combined with those common shares you hold registered in your name. The proxies will vote the shares in accordance with your instructions on the proxy.

     Can I pledge shares credited to my plan account?

     No. You may not pledge shares in your plan account. If you want to pledge these shares, you must request that a certificate be issued in your name.

     What is IDACORP's responsibility under the plan?

     Neither IDACORP, Wells Fargo, the independent agent nor any agent of any of them is liable for any act or failure to act done in good faith in administering the plan. This includes, without limitation, any claim of liability relating to

     o failure to terminate your account upon your death prior to receiving written notice of your death

     o the prices at which or the times when common stock is purchased or sold

     o    any changes in the market value of our common stock.

This immunity does not relieve us of any liability for violations of applicable federal securities laws.

We cannot assure you of a profit or protect you against a loss on shares purchased under the plan.

     Who interprets and regulates the plan?

     Our board of directors interprets and regulates the plan.

     Can IDACORP change or terminate the plan?

     We may change the terms of the plan, including any fees, or terminate the plan at any time. We will notify you of any material changes to the plan.

                                     * * * *

                         FEDERAL INCOME TAX CONSEQUENCES

     The following description is only a summary of certain federal income tax consequences of participation in the plan and does not purport to be a complete description of all federal income tax consequences of participation in the plan. The description may be affected by future legislation, Internal Revenue Service rulings and regulations, or court decisions. Accordingly, plan participants should consult with their own tax advisors with respect to the federal, state and local tax consequences of participation in the plan. The taxation of foreign shareholders is complicated, and, except as noted, is not discussed in this prospectus. Accordingly, plan participants should consult with their own tax advisors with respect to federal and foreign tax consequences of the plan.

     With respect to reinvested cash dividends used to purchase authorized but unissued shares or treasury shares of common stock from us, a participant will be treated for federal income tax purposes as having received a distribution in an amount equal to the fair market value of the number of shares (including fractional shares) of common stock purchased with such reinvested cash dividends on the stock dividend payment date. This distribution will be treated as dividend income to the participant to the extent of our current and accumulated earnings and profits, as determined for federal income tax purposes, and as reported as such on Form 1099-DIV. The participant's basis in the shares so purchased will be equal to the fair market value of such shares on the dividend payment date.

     With respect to reinvested cash dividends used to purchase shares of common stock on the open market or through negotiated transactions, a participant will be treated for federal income tax purposes as having received a distribution in an amount equal to the cash dividends reinvested. This distribution will be treated as dividend income to the participant to the extent of our current and accumulated earnings and profits, as determined for federal income tax purposes, and as reported as such on Form 1099-DIV. The participant's basis in the shares so purchased will be equal to the amount treated as a dividend distribution to such participant, plus any brokerage commissions paid by the participant to obtain the shares.

     A participant who purchases common stock with optional cash payments will recognize no income upon such purchase. The basis of shares purchased in this manner will be the amount of the optional cash investment plus any brokerage commissions paid by the participant to obtain the shares.

     A participant's holding period for shares of common stock acquired pursuant to the plan will begin on the day following the date the shares are credited to the participant's account.

     A participant will not realize income as a result of receipt of certificates for whole shares of common stock credited to the participant's account, either upon the participant's request for those shares or upon withdrawal from participation in, or termination of, the plan.

     A participant will realize gain or loss when the shares of common stock held in his or her plan account are sold or exchanged and, in the case of a fractional share, when the participant receives a cash payment for a fraction of a share of common stock credited to the participant's account upon termination of participation in, or termination of, the plan. The amount of such gain or loss will be the difference between the amount that the participant receives for the shares or fraction of a share and the tax basis thereof.

     For participants who are subject to "backup" withholding, we will invest in shares of common stock an amount equal to the cash dividends less the amount of tax required to be withheld. Backup withholding generally will apply if a participant (a) fails to furnish his or her taxpayer identification number
(TIN), which for an individual is either his or her social security number (SSN) or individual taxpayer identification number (ITIN), (b) furnishes an incorrect TIN, (c) has been notified previously by the Internal Revenue Service that he or she has failed to report properly payments of interest and dividends, or (d) has failed to certify that he or she is not subject to backup withholding.

     In the case of those foreign holders of our stock whose dividends are subject to United States withholding tax, we will apply the net amount of the dividends of such foreign shareholders, after the deduction of withholding taxes (including withholding taxes owing by reason of the purchase of shares of common stock with reinvested stock dividends), to the purchase of shares of common stock. The statements confirming purchases made for foreign shareholders will indicate the amount of federal tax withheld. We may not refund withholding taxes that we withhold, but an individual participant may claim it as a credit on his or her federal income tax return.

                                 USE OF PROCEEDS

     We will receive no proceeds when we use common stock purchased on the open market for the plan. When we use original issue common stock for the plan, we will use the proceeds for general corporate purposes.

                                 DIVIDEND POLICY

     It is generally our practice to pay dividends on our common shares on the last day of February and the 30th day of May, August and November. The payment of dividends is within the sole discretion of our board of directors. We cannot give you any assurance as to the amount of future dividends.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy these reports at any of the facilities of the Securities and Exchange Commission listed below:

Public Reference Facilities    Regional Office            Regional Office
---------------------------    ---------------            ---------------
450 Fifth Street, N.W.         175 W. Jackson Boulevard   The Woolworth Building
Washington, DC  20549          Suite 900                  233 Broadway
                               Chicago, IL  60604         Suite 1300
                                                          New York, NY  10279

     You may obtain copies of our filed reports from the SEC upon payment of a duplicating fee. Please call the SEC at 1-800-SEC-0330 for further information on the public reference facilities. The SEC maintains an internet site that contains reports, proxy and information statements and other information about issuers that file automatically. The address of that site is http://www.sec.gov.

     This prospectus is part of a registration statement that we filed with the SEC. This prospectus does not contain all information or exhibits to the registration statement. You may inspect the registration statement and exhibits without charge at the SEC's office, 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies upon payment of a duplicating fee.

                      INFORMATION INCORPORATED BY REFERENCE

     The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents that we filed with the SEC (SEC file number 1-14465):

     o    Annual Report on Form 10-K for the year ended December 31, 2002

     o Description of our common stock contained in the registration statement on Form 8-A, dated October 20, 1999 and any amendments thereto

     o Description of our preferred share purchase rights, contained in the registration statement on Form 8-A, dated September 15, 1998, as amended by Form 8-A/A, dated October 20, 1999 and any amendments thereto

     o All documents we file under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before we terminate the offering.

     We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may obtain a copy of this information at no cost, by writing to or telephoning us at the following address:

                               Shareowner Services
                                  IDACORP, Inc.
                              1221 W. Idaho Street
                                 Boise, ID 83702
                             Telephone 208-388-2200


You may also access these documents at our website at www.idacorpinc.com

                                 LEGAL OPINIONS

     LeBoeuf, Lamb, Greene & MacRae, L.L.P., New York, New York, a limited liability partnership including professional corporations, and Robert W. Stahman, Vice President, General Counsel and Secretary for IDACORP, have given us their opinions on the validity of the common stock and the attached preferred share purchase rights being offered under the plan. LeBoeuf, Lamb, Greene & MacRae, L.L.P., has, for matters governed by the laws of Idaho, relied upon the opinion of Mr. Stahman. As of December 31, 2002, Mr. Stahman owned 16,892 shares of Company common stock. Mr. Stahman is acquiring additional shares of IDACORP common stock at regular intervals through employee stock plans.

                                     EXPERTS

     The consolidated financial statements and the related financial statement schedule of IDACORP incorporated in this prospectus by reference to IDACORP's Annual Report on Form 10-K for the year ended December 31, 2002, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to changes in accounting for goodwill and the presentation of energy trading activities), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

================================================================================
You should rely only on the information contained
or incorporated by reference in this prospectus.
We have not authorized anyone to provide you with
different information. We are offering to sell               IDACORP, Inc.
shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus, including any information incorporated by reference, is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the common stock.

                                                             -------------
                        -------------


                      TABLE OF CONTENTS

                                                Page
                                                ----
                                                          Dividend Reinvestment
CHANGES TO THE PLAN..............................3       and Stock Purchase Plan

FORWARD-LOOKING INFORMATION......................4

ABOUT IDACORP....................................5
                                                             -------------
THE PLAN.........................................6
  Purpose of the Plan............................6
  Eligibility....................................6
  Advantages.....................................7
  Administration.................................8
  Procedure for Enrolling - Authorization Form...9           Common Stock
  Participation.................................10
  Initial Investment............................11
  Optional Cash Payments........................12
  Investment Period - Source of Shares -
      Purchase Price............................12
  Expenses to Participants......................14
  Safekeeping of Certificates...................14
  Withdrawing or Selling Shares - Terminating
      Participation.............................14
  Certificates for Shares -- Accounts
      -- Reports................................15
  Other Information.............................16
                                                             -------------
FEDERAL INCOME TAX CONSEQUENCES.................18            PROSPECTUS

USE OF PROCEEDS.................................19           -------------

DIVIDEND POLICY.................................19

WHERE YOU CAN FIND MORE INFORMATION.............19                    , 2003
                                                             ---------
INFORMATION INCORPORATED BY REFERENCE...........20

LEGAL OPINIONS..................................21

EXPERTS.........................................21

================================================================================

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Registration fee........................      $  4,361
Agent fees*.............................         5,000
Accountants' fee*.......................         5,000
Printing costs*.........................         6,000
Legal fees*.............................        50,000
Other*..................................         4,639
                                              --------
                  Total                       $ 75,000
                                              ========
-------------
*Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 30-1-850 et seq. of the Idaho Business Corporation Act provide for indemnification of IDACORP's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended.

     Article VIII of IDACORP's articles of incorporation, as amended, provides that IDACORP shall indemnify its directors and officers against liability and expenses and shall advance expenses to its directors and officers in connection with any proceeding to the fullest extent permitted by the Idaho Business Corporation Act as now in effect or as it may be amended or substituted from time to time. Article VI of IDACORP's bylaws provides that IDACORP shall have the power to purchase insurance on behalf of any director, officer, employee or agent against liability and expenses in connection with any proceeding, to the extent permitted under applicable law. Article VI further provides that IDACORP may enter into indemnification agreements with any director, officer, employee or agent to the extent permitted under any applicable law.

     IDACORP has liability insurance protecting its directors and officers against liability by reason of their being or having been directors or officers. In addition, IDACORP has entered into indemnification agreements with its directors and officers to provide for indemnification to the maximum extent permitted by law.

ITEM 16.  EXHIBITS

Exhibit     File Number     As Exhibit
-------     -----------     ----------

*2          333-48031       2             Agreement and Plan of Exchange between
                                          IDACORP, Inc. and Idaho Power Company,
                                          dated as of February 2, 1998.

*4(a)       333-64737       3.1           Articles of Incorporation of IDACORP,
                                          Inc.

Exhibit     File Number     As Exhibit
-------     -----------     ----------

*4(b)       333-64737          3.2        Articles of Amendment to Articles of
                                          Incorporation of IDACORP, Inc., as
                                          filed with the Secretary of State of
                                          Idaho on March 9, 1998.

*4(c)       333-00139          3(b)       Articles of Amendment to Articles of
                                          Incorporation of IDACORP, Inc.
                                          creating A Series Preferred Stock,
                                          without par value, as filed with the
                                          Secretary of State of Idaho on
                                          September 17, 1998.

*4(d)       33-56071           3(d)       Articles of Share Exchange of IDACORP,
                                          as filed with the Secretary of State
                                          of Idaho on September 29, 1998.

*4(e)       1-14465            3(h)       Amended Bylaws of IDACORP, Inc., as of
            Form 10-Q for                 July 8, 1999.
            quarter ended
            6/30/99

*4(f)       1-14465            4          -Rights Agreement, dated as of
            Form 8-K, dated               September 10, 1998 between IDACORP,
            September 15,                 Inc. and Wells Fargo Bank
            1998                          Minnesota, N.A., as successor
                                          Rights Agent to The Bank of New York.

5(a)                                      -Opinion and consent of Robert W.
                                          Stahman, Esq.

5(b) and 8                                -Opinion and consent of LeBoeuf, Lamb,
                                          Greene & MacRae, L.L.P.

23                                        -Consent of Deloitte & Touche LLP.

24                                        -Power of Attorney (included on the
                                          signature page hereof).

-------------
*Previously filed and incorporated herein by reference.

Item 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3)of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

     Each director and/or officer of the issuer whose signature appears below hereby authorizes any agent for service named on the cover of this Registration Statement to execute in the name of each such person, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to the Registration Statement, and appoints any such agent for service as attorney-in-fact to sign in his behalf individually and in each capacity stated below and file any such amendments to the Registration Statement, and the issuer hereby confers like authority to sign and file on its behalf.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise and State of Idaho, on the 18th day of March, 2003.

                                              IDACORP, Inc.




                                              By  /s/ Jan B. Packwood
                                                ---------------------
                                                Jan B. Packwood
                                                President and
                                                Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                              Title                                  Date
---------                              -----                                  ----

/s/ Jon H. Miller                      Chairman of the Board                  March 18, 2003
-------------------------------
(Jon H. Miller)

/s/ Jan B. Packwood                    President, Chief Executive Officer     March 18, 2003
-------------------------------
(Jan B. Packwood)                      and Director

/s/ Darrel T. Anderson                 Vice President, Chief Financial        March 18, 2003
-------------------------------        Officer and Treasurer (Principal
(Darrel T. Anderson)                   Financial Officer) (Principal
                                       Accounting Officer)


                                       II-4

Signature                              Title                                  Date
---------                              -----                                  ----

/s/ Rotchford L. Barker                Director                               March 18, 2003
-------------------------------
Rotchford L. Barker

/s/ John B. Carley                     Director                               March 18, 2003
-------------------------------
(John B. Carley)

/s/ Christopher L. Culp                Director                               March 18, 2003
-------------------------------
(Christopher L. Culp)

/s/ Jack K. Lemley                     Director                               March 18, 2003
-------------------------------
(Jack K. Lemley)

/s/ Evelyn Loveless                    Director                               March 18, 2003
-------------------------------
(Evelyn Loveless)

/s/ Gary G. Michael                    Director                               March 18, 2003
-------------------------------
(Gary G. Michael)

/s/ Peter S. O'Neill                   Director                               March 18, 2003
-------------------------------
(Peter S. O'Neill)

/s/ Robert A. Tintsman                 Director                               March 18, 2003
-------------------------------
(Robert A. Tintsman)

                                  Exhibit Index

Exhibit     File Number     As Exhibit
-------     -----------     ----------

*2          333-48031          2          Agreement and Plan of Exchange between
                                          IDACORP, Inc. and Idaho Power Company,
                                          dated as of February 2, 1998.

*4(a)       333-64737          3.1        Articles of Incorporation of IDACORP,
                                          Inc.

*4(b)       333-64737          3.2        Articles of Amendment to Articles of
                                          Incorporation of IDACORP, Inc., as
                                          filed with the Secretary of State of
                                          Idaho on March 9, 1998.

*4(c)       333-00139          3(b)       Articles of Amendment to Articles of
                                          Incorporation of IDACORP, Inc.
                                          creating A Series Preferred Stock,
                                          without par value, as filed with the
                                          Secretary of State of Idaho on
                                          September 17, 1998.

*4(d)       33-56071           3(d)       Articles of Share Exchange of IDACORP,
                                          as filed with the Secretary of State
                                          of Idaho on September 29, 1998.

*4(e)       1-14465            3(h)       Amended Bylaws of IDACORP, Inc., as of
                                          July 8, 1999.
            Form 10-Q for
            quarter ended
            6/30/99

*4(f)       1-14465            4          -Rights Agreement, dated as of
                                          September 10, 1998 between IDACORP,
            Form 8-K, dated               Inc. and Wells Fargo Bank as successor
            September 15,                 to The Bank of New York, as Rights
            1998                          Agent.


5(a)                                      -Opinion and consent of Robert W.
                                          Stahman, Esq.

5(b) and 8                                -Opinion and consent of LeBoeuf, Lamb,
                                          Greene & MacRae, L.L.P.


23                                        -Consent of Deloitte & Touche LLP.

24                                        -Power of Attorney (included on the
                                          signature page hereof).

------------
*Previously filed and incorporated herein by reference.